Exhibit 3.11

AMENDED AND RESTATED BYLAWS

OF

EVERGREEN HELICOPTERS INTERNATIONAL, INC.

ARTICLE I. OFFICES

The principal office of the corporation in the state of Texas shall be located in the city of Galveston. The corporation may have such other offices, either within or without the state of Texas, as the board of directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation may be, but need not be identical with the principal office in the state of Texas, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday in April of each year, at the hour of 2:00 p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the annual meeting shall not be held at said time, the president or the board of directors shall call the annual meeting at a time fixed by them by proper notice designating the meeting as the annual meeting.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one fifth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The principal office of the corporation in the state of Texas shall be the place of meeting for all annual and special meetings of the shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any other place, either within or without the state of Texas, as the place for the holding of such meeting.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 7. Voting of Shares. Each outstanding share of the corporation’s common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

Section 8. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three, nor more than ten. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the state of Texas or shareholders of the corporation.

Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the state of Texas, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any three directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Texas, as the place for holding any special meeting of the board of directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least twenty-four hours previously thereto by written notice delivered personally or mailed to each director at his business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8. Action without a Meeting. Action which may be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action taken is signed by all of the directors entitled to vote.

Section 9. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote or a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors or by reason of the removal of one or more directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11. Removal of Directors. All or any number of the directors may be removed with or without cause at a meeting expressly called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

ARTICLE IV. EXECUTIVE COMMITTEE

The board of directors may appoint an executive committee to act in its behalf with all the powers and authority which the board of directors may delegate under Texas law; such executive committee, if created, shall be made up of not more than three persons.

ARTICLE V. OFFICERS

Section 1. Number. The officers of the corporation shall be chairman of the board, a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5. Chairman of the Board. The chairman of the board, under the direction of the board of directors, shall have general direction of its business, policies and affairs. He shall preside when present, at all meetings of the board of directors. He and the president shall each have general power to sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws or by statute to some other officer or agent of the corporation; and in general he shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors from time to time.

Section 6. President. The president, subject to the direction of the chairman of the board and the board of directors, shall have general management of its business, properties and affairs.

Section 7. Vice-Presidents. In the absence of the president, or in the event of his death, inability or refusal to act, the vice-president (or, in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the chairman of the board, by the president or by the board of directors.

Section 8. Secretary. The secretary shall: (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder, which shall be furnished to the secretary by such shareholder; (e) sign with the chairman of the board, or the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, by the president or by the board of directors.

Section 9. Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or their depositories as shall be selected by the board of directors; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, by the president or by the board of directors.

Section 10. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the chairman of the board, or the president, or a vice-president certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chairman of the board, by the president or by the board of directors.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chairman of the board, president or a vice-president and by the secretary or an assistant secretary or facsimile signature shall be affixed to such certificates. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2. Transfer of Stock. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII. SEAL

The seal, if any, the impression of which appears in the margin opposite this article, is hereby adopted as the official seal of this corporation.

ARTICLE VIII. AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.

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